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EXHIBIT 16

MICHAEL JOHNSON & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

August 22, 2005

Securities and Exchange Commission
450 Fifth St.
Washington D.C.

Gentlemen:

We have read and agree with the comments in Item 4.01 of Form 8-K of Time Lending, California, Inc. dated August 22, 2005.

/s/ MICHAEL JOHNSON & CO., LLP
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MICHAEL JOHNSON & CO., LLP

Denver, Colorado